ARHAUS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

Full Year 2023 Record Net Revenue of $1.3 Billion
Announces Special Cash Dividend and Full Year 2024 Guidance

BOSTON HEIGHTS, Ohio—March 7, 2024—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported unaudited financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights
•Net revenue of $344 million
•Comparable growth(1) of (6.8)%
•Net and comprehensive income of $31 million
•Adjusted net income of $31 million
•Adjusted EBITDA of $51 million

Full Year 2023 Highlights
•Net revenue of $1.3 billion
•Comparable growth(1) of 1.4%
•Net and comprehensive income of $125 million
•Adjusted net income of $126 million
•Adjusted EBITDA of $203 million

Full Year 2024 Outlook Highlights
•Net revenue of $1.33 billion to $1.37 billion
•Comparable growth(1) of (4.0)% to (2.0)%
•Net and comprehensive income of $95 million to $105 million
•Adjusted EBITDA of $185 million to $200 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“Our vision as the premium home furnishing destination in the U.S. is to stand for impeccable design, incomparable craftsmanship, inspirational presentation and responsibly sourced home furnishings that are artisan-made to last for generations. In our endeavor to provide high quality, livable luxury furnishings, we delivered another outstanding year in 2023, with record net revenue of approximately $1.3 billion, net income of $125 million, and adjusted EBITDA of $203 million. We ended the year with over $223 million in cash and cash equivalents and a debt-free balance sheet.

“Our Showroom growth was tremendous in 2023, with eleven new Showroom openings and eight renovation, relocation and expansion project completions. We are excited to continue to expand our brand awareness as we introduce the Arhaus Showroom experience to many more new clients across the U.S.

“Our growth momentum and strategic investments continue in 2024, when we expect to add approximately nine to eleven new Showrooms: four to six Traditional Showroom formats, two Design Studios, and three outlets, along with several renovation, relocation and expansion projects.

“We have introduced incredible new product to start 2024, building on the significant success we have seen with new collections that we have introduced over the past few years. We are also continuing our strategic investments that will support our growth and client-first service capabilities while allowing us to more fully capture the benefits of scale over time.

“Given our strong cash generation and balance sheet strength, I am pleased to announce our Board of Directors approved a special cash dividend of $0.50 per share payable on or about April 4, 2024, to shareholders of record at the close of business on March 21, 2024. We are very pleased to be able to return value to our shareholders while retaining the balance sheet strength that will allow us to continue investing in the growth of Arhaus.

“I want to thank the Arhaus team for their hard work and tremendous accomplishments in 2023 and for their unwavering dedication to our clients. We are excited about our future and are committed to delivering value to all our stakeholders.”

Fourth Quarter 2023 Results

Net revenue decreased 3.5% to $344 million, compared to $356 million in the fourth quarter of 2022. The decrease was the result of strong prior year delivery of orders in the backlog, partially offset by favorable demand versus prior year with demand comparable growth(1) of 1.6%.

Comparable growth(1) was (6.8)% and demand comparable growth(2) was 1.6% in the fourth quarter of 2023.

Gross margin decreased 10.6% to $141 million, compared to $158 million in the fourth quarter of 2022, driven primarily by the decrease in net revenue and higher transportation expense and Showroom costs, partially offset by lower costs related to the reduction in net revenue.

Selling, general and administrative (“SG&A”) expenses increased 7.1% to $100 million, compared to $94 million in the fourth quarter of 2022, primarily driven by higher corporate expense to support the growth of the business and higher selling expense related to new Showrooms and higher demand, partially offset by lower warehouse expense.

Net and comprehensive income was $31 million, a 33.6% decrease compared to $47 million in the fourth quarter of 2022, due to the factors discussed above. Net income as a percent of net revenue decreased 410 basis points to 9.1% in the fourth quarter of 2023, compared to 13.2% in the fourth quarter of 2022. Adjusted net income was $31 million in the fourth quarter of 2023, compared to $48 million in the fourth quarter of 2022.

Adjusted EBITDA decreased 30.9% to $51 million, compared to $74 million in the fourth quarter of 2022. Adjusted EBITDA as a percent of net revenue decreased 590 basis points to 14.9% in the fourth quarter of 2023, compared to 20.8% in the fourth quarter of 2022.

Full Year 2023 Results

Net revenue in 2023 increased 4.8% to $1.3 billion, compared to $1.2 billion in 2022. The increase was driven primarily by higher demand in both Showroom and eCommerce channels as well as the delivery of orders in the backlog.

Full year comparable growth(1) was 1.4%, compared to 51.6% in 2022 and full year demand comparable growth(2) was 7.6% compared to 13.8% in 2022.

Gross margin increased 2.9% to $540 million in 2023, compared to $525 million in 2022, driven by higher net revenue, partially offset by higher costs related to the increase in net revenue, including product, Showroom costs and transportation expense, as well as higher credit card fees related to increased demand.

Full year SG&A expense increased 10.5% to $376 million, compared to $340 million in 2022. The increase was primarily driven by investments to support the growth of the business, including higher corporate expenses to support our growth, increased selling expense related to new Showrooms and stronger demand, the donation to The Nature Conservancy, and higher stock based compensation expense. This was partially offset by lower warehouse expense and the non-recurrence of costs related to the opening and set up of our Dallas distribution center.

Net and comprehensive income of $125 million was an 8.3% decrease compared to $137 million in 2022, driven by the above factors. Net income as a percent of net revenue decreased 140 basis points to 9.7% in 2023, compared to 11.1% in 2022. Adjusted net income of $126 million was a 11.5% decrease compared to $142 million in 2022.

Adjusted EBITDA decreased 8.6% to $203 million, compared to $223 million in 2022. Adjusted EBITDA as a percent of net revenue decreased 230 basis points to 15.8% in 2023, compared to 18.1% in 2022.

Balance Sheet and Cash Flow Highlights, as of December 31, 2023

Cash and cash equivalents totaled $223 million, and the Company had no long-term debt at December 31, 2023. Net merchandise inventory decreased 11.2% to $254 million, compared to $286 million as of December 31, 2022. Client deposits decreased 14.2% to $174 million.

For the year ended December 31, 2023, net cash provided by operating activities was $172 million, compared to $73 million for the full year ended December 31, 2022.

For the full year ended December 31, 2023, net cash used in investing activities was approximately $97 million, which includes landlord contributions of approximately $22 million and company-funded capital expenditures(3) of approximately $75 million. For the full year ended December 31, 2022, net cash used in investing activities was approximately $51 million, which included landlord contributions of approximately $16 million and company-funded capital expenditures(3) of approximately $35 million.

The Company ended the year with 92 total showrooms across 29 states.

Outlook
The table below presents our expectations for selected full year and first quarter 2024 financial operating results. We expect first quarter net revenue to be impacted by both the warehouse management system implementation in our Ohio distribution center and weather.

Full Year 2024		Q1 2024
Net revenue	$1.33 billion to $1.37 billion	$260 million to $270 million
Comparable growth(1)	(4)% to (2)%	(23)% to (20)%
Net income (4)	$95 million to $105 million	$1 million to $3 million
Adjusted EBITDA(5)	$185 million to $200 million	$11 million to $15 million
Other estimates:
Company-funded capital expenditures(3)	$80 million to $100 million
Fully diluted shares	~141 million
Effective tax rate	~26%

In 2024, the Company plans to open nine to eleven new Showrooms, as well as renovate, relocate and expand several locations.

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income (loss).
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest expense, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the fourth quarter and full year 2023 financial results scheduled for today, March 7, 2024, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13741045.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With over 90 showroom and design center locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.

Forward-Looking Statements

Certain statements contained herein, including statements under the headings “Full Year 2024 Outlook Highlights” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)
December 31, 2023 and 2022

	2023	2022
Assets
Current assets
Cash and cash equivalents	$223,098	$145,181
Restricted cash	3,207	7,346
Accounts receivable, net	2,394	1,734
Merchandise inventory, net	254,292	286,419
Prepaid and other current assets	45,260	29,868
Total current assets	528,251	470,548
Operating right-of-use assets	302,157	257,347
Financing right-of-use assets	38,835	38,522
Property, furniture and equipment, net	210,238	140,613
Deferred tax assets	19,127	16,841
Goodwill	10,961	10,961
Other noncurrent assets	4,525	2,252
Total assets	$1,114,094	$937,084

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$63,699	$62,636
Accrued taxes	9,638	12,256
Accrued wages	15,185	20,860
Accrued other expenses	42,502	35,169
Client deposits	173,808	202,587
Current portion of operating lease liabilities	45,557	39,250
Current portion of financing lease liabilities	904	531
Total current liabilities	351,293	373,289
Operating lease liabilities, long-term	362,598	295,657
Financing lease liabilities, long-term	53,870	51,835
Deferred rent and lease incentives	1,952	2,272
Other long-term liabilities	4,143	4,336
Total liabilities	$773,856	$727,389

Commitments and contingencies

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 53,254,088 shares issued and 53,169,711 outstanding as of December 31, 2023, 51,437,348 shares issued and outstanding as of December 31, 2022)	$52	$51
Class B shares, par value $0.001 par value per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of December 31, 2023, 87,115,600 shares issued and outstanding as of December 31, 2022)	87	87
Retained earnings	145,292	20,053
Additional paid-in capital	194,807	189,504
Total Arhaus, Inc. stockholders’ equity	340,238	209,695
Total liabilities and stockholders’ equity	$1,114,094	$937,084

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)
Years ended December 31, 2023 and 2022

	2023	2022
Net revenue	$1,287,704	$1,228,928
Cost of goods sold	747,281	703,869
Gross margin	540,423	525,059
Selling, general and administrative expenses	376,112	340,388
Income from operations	164,311	184,671
Interest expense (income), net	(3,351)	3,387
Other income	(1,027)	(1,294)
Income before taxes	168,689	182,578
Income tax expense	43,450	45,944
Net and comprehensive income attributable to Arhaus, Inc.	$125,239	$136,634
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	139,471,110	138,094,180
Net and comprehensive income per share, basic	$0.90	$0.99
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,096,732	139,605,550
Net and comprehensive income per share, diluted	$0.89	$0.98

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)
Years Ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net income	$125,239	$136,634
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	29,442	24,901
Amortization of operating lease right-of-use asset	33,306	29,052
Amortization of deferred financing fees and interest on finance/capital lease in excess of principal paid	22,075	12,649
Equity based compensation	7,909	4,288
Deferred tax assets	(2,286)	9,771
Amortization of cloud computing arrangements	698	—
Amortization and write-off of lease incentives	(321)	(304)
Insurance proceeds	60	—
Changes in operating assets and liabilities
Accounts receivable	(660)	(1,506)
Merchandise inventory	32,067	(78,076)
Prepaid and other assets	(20,721)	(6,887)
Other noncurrent liabilities	388	638
Accounts payable	1,216	10,296
Accrued expenses	(1,540)	27,746
Operating lease liabilities	(25,794)	(33,682)
Client deposits	(28,779)	(62,342)
Net cash provided by operating activities	172,299	73,178
Cash flows from investing activities
Purchases of property, furniture and equipment	(97,055)	(51,382)
Insurance proceeds	333	—
Net cash used in investing activities	(96,722)	(51,382)
Cash flows from financing activities
Principal payments under finance leases	(763)	(177)
Repurchase of shares for payment of withholding taxes for equity based compensation	(1,036)	—
Net cash used in financing activities	(1,799)	(177)
Net increase in cash, cash equivalents and restricted cash	73,778	21,619
Cash, cash equivalents and restricted cash
Beginning of year	152,527	130,908
End of year	$226,305	$152,527

	2023	2022
Supplemental disclosure of cash flow information
Interest paid in cash	$5,301	$5,155
Interest received in cash	8,778	1,373
Income taxes paid in cash	47,132	34,943
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	6,726	6,878
Noncash financing activities:
Adjustment to deferred tax asset impact of Reorganization from partnership to a corporation	(1,625)	(1,072)
Derecognition of build-to-suit assets as a result of ASC 842 adoption	—	(31,017)
Capital contributions	56	80

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
(Unaudited, amounts in thousands, except share and per share data)
Years ended December 31, 2023 and 2022

	2023	2022
Net and comprehensive income	$125,239	$136,634
Adjustments (pre-tax):
Other expenses(1)	792	7,382
Total non-GAAP adjustments pre-tax	792	7,382
Less: Tax effect of adjustments(2)	205	1,912
Adjusted net income	$125,826	$142,104

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	139,471,110	138,094,180
Adjusted net income per share, basic	$0.90	$1.03
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,096,732	139,605,550
Adjusted net income per share, diluted	$0.90	$1.02

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the year ended December 31, 2023, these expenses consisted largely of $0.5 million of public offering costs. For the year ended December 31, 2022, these expenses consisted largely of $5.0 million of costs related to the opening and set-up of our Dallas distribution center and $1.6 million of severance, signing bonuses and recruiting costs.

(2) The Company applied its normalized tax rate of 25.9% and 25.9% on adjustments recognized after the Company’s change in tax status for the years ended December 31, 2023 and December 31, 2022, respectively.

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)
Years Ended December 31, 2023 and 2022

	2023	2022
Net and comprehensive income	$125,239	$136,634
Interest expense (income), net	(3,351)	3,387
Income tax expense	43,450	45,944
Depreciation and amortization	29,442	24,901
EBITDA	194,780	210,866
Equity based compensation	7,909	4,288
Other expenses(1)	792	7,382
Adjusted EBITDA	$203,481	$222,536

Net revenue	$1,287,704	$1,228,928
Net and comprehensive income as a % of net revenue	9.7%	11.1%
Adjusted EBITDA as a % of net revenue	15.8%	18.1%

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the year ended December 31, 2023, these expenses consisted largely of $0.5 million of public offering costs. For the year ended December 31, 2022, these expenses consisted largely of $5.0 million of costs related to the opening and set-up of our Dallas distribution center and $1.6 million of severance, signing bonuses and recruiting costs.

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)
Three Months Ended December 31, 2023 and 2022

	2023	2022
Net revenue	$344,008	$356,333
Cost of goods sold	202,800	198,308
Gross margin	141,208	158,025
Selling, general and administrative expenses	100,222	93,621
Income from operations	40,986	64,404
Interest expense (income), net	(1,620)	20
Other income	(289)	(710)
Income before taxes	42,895	65,094
Income tax expense	11,679	18,093
Net and comprehensive income attributable to Arhaus, Inc.	$31,216	$47,001
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	139,783,398	138,552,948
Net and comprehensive income per share, basic	$0.22	$0.34
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,319,792	139,782,193
Net and comprehensive income per share, diluted	$0.22	$0.34

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
(Unaudited, amounts in thousands, except share and per share data)
Three Months Ended December 31, 2023 and 2022

	2023	2022
Net and comprehensive income	$31,216	$47,001
Adjustments (pre-tax):
Other expenses(1)	(200)	815
Total non-GAAP adjustments pre-tax	(200)	815
Less: Tax effect of adjustments(2)	(52)	213
Adjusted net income	$31,068	$47,603

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	139,783,398	138,552,948
Adjusted net income per share, basic	$0.22	$0.34
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,319,792	139,782,193
Adjusted net income per share, diluted	$0.22	$0.34

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the three months ended December 31, 2022, these other expenses consisted largely of $0.4 million of costs related to the opening and set-up of our Dallas distribution center and $0.4 million severance, signing bonuses and recruiting costs.

(2) The Company applied its normalized tax rate of 25.9% and 26.2% on adjustments recognized after the Company’s change in tax status for the three months ended December 31, 2023 and December 31, 2022, respectively.

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)
Three Months Ended December 31, 2023 and 2022

	2023	2022
Net and comprehensive income	$31,216	$47,001
Interest expense (income), net	(1,620)	20
Income tax expense	11,679	18,093
Depreciation and amortization	8,003	6,582
EBITDA	49,278	71,696
Equity based compensation	2,157	1,674
Other expenses(1)	(200)	815
Adjusted EBITDA	$51,235	$74,185

Net revenue	$344,008	$356,333
Net and comprehensive income as a % of net revenue	9.1%	13.2%
Adjusted EBITDA as a % of net revenue	14.9%	20.8%

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the three months ended December 31, 2022, these expenses consisted largely of $0.4 million of costs related to the opening and set-up of our Dallas distribution center and $0.4 million severance, signing bonuses and recruiting costs.